UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2006

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On October 16, 2006, MarkWest Energy Partners, L.P. (the “Partnership”) issued a press release announcing its proposed private placement offering to eligible participants of up to $75.0 million in aggregate principal amount of its senior notes due 2016 (the “Notes”).  The Notes are being offered as additional debt securities under an indenture pursuant to which we have issued $200,000,000 in aggregate principal amount of our 8 1⁄2% Senior Notes due 2016 on July 6, 2006.  The notes are expected to be eligible for resale under Rule 144A. The private offering, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers and outside the United States only to non-U.S. investors under Regulation S of the Securities Act of 1933. The Partnership also announced that it intends to use the net proceeds from the offering to repay debt under its secured bank credit facility.  A copy of the Partnership’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated October 16, 2006, announcing the private placement of senior notes

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: October 16, 2006	By:	/s/ NANCY K. BUESE
Nancy K. Buese, Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press release dated June 23, 2006, announcing the private placement of senior notes